CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-281814) (the “Registration Statement”) of Pruco Life Insurance Company of our report dated March 20, 2024, relating to the financial statements and financial statement schedules, which appears in Pruco Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
January 10, 2025